UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 5, 2013
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On August 5, 2013, the Compensation Committee of the Board of Directors of Federated National Holding Company (the "Company") granted a total of 150,000 shares of restricted stock (the "Restricted Shares") under the Company's 2012 Stock Incentive Plan as retention bonuses to the Company's Chief Executive Officer and Chief Financial Officer.  As retention bonuses, the Restricted Shares vest over a five-year period.  The Restricted Shares, of which 100,000 were granted to Michael H. Braun, the Company's Chief Executive Officer, and 50,000 were granted to Peter J. Prygelski, III, the Company's Chief Financial Officer, are non-transferable until vested and are subject to other terms and conditions as set forth in the respective Restricted Stock Agreements.

Also in connection with the grant of the Restricted Shares, Mr. Braun and Mr. Prygelski entered into Amended and Restated Non-Competition, Non-Disclosure and Non-Solicitation Agreements (the "Amended Non-Competition Agreements").  The Amended Non-Competition Agreements, among other things, extend Mr. Braun's non-competition period to two years and give effect to the non-competition covenants in the event of any termination of employment by the Company or resignation from employment by the executive officer.

A copy of the form of Amended Non-Competition Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

(d) Exhibits.

10.1	Form of Amended and Restated Non-Competition, Non-Disclosure and Non-Solicitation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: August 7, 2013	By:	/s/ Peter J. Prygelski, III
	Name:	Peter J. Prygelski, III
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Form of Amended and Restated Non-Competition, Non-Disclosure and Non-Solicitation Agreement